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                                                                    Exhibit 99.1

                  TECUMSEH PRODUCTS COMPANY ANNOUNCES AGREEMENT
          TO SELL THE MAJORITY OF ITS ELECTRICAL COMPONENTS OPERATIONS
                           TO REGAL BELOIT CORPORATION

TECUMSEH, Mich., July 3, 2007--Tecumseh Products Company (Nasdaq: TECUA, TECUB) ("Tecumseh" or the "Company") today announced that it has signed an agreement with Regal Beloit Corporation (NYSE: RBC), to sell to Regal Beloit the majority of Tecumseh's Electrical Components business operations for $220 million in cash, subject to customary adjustments at closing. The operations to be sold, principally composed of the Residential & Commercial Motors and Asia Pacific divisions of Tecumseh's Fasco business unit, accounted for about 70% of Electrical Components sales in 2006. Tecumseh will use the proceeds of the transaction to pay off the debt associated with Tecumseh's second lien credit agreement as well as a substantial portion of its outstanding first lien debt.

James J. Bonsall, Tecumseh's President and Chief Operating Officer, said: "This is another important step in our ongoing efforts to reduce the Company's debt, sharpen its strategic focus, and improve its financial performance. Regal Beloit Corporation, as a worldwide leader in electrical motion control products, will be well positioned to further develop and grow these businesses as part of its overall product portfolio."

Completion of the transaction, which is subject to regulatory approval by the Federal Trade Commission and other customary closing conditions, is currently expected to occur in the third calendar quarter.

Rothschild Inc. served as the financial advisor to Tecumseh.

About Tecumseh Products Company

Tecumseh Products Company is a full-line independent global manufacturer of hermetic compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps; gasoline engines and power train for lawn mowers, lawn and garden tractors, garden tillers, string trimmers, snow throwers, industrial and agricultural applications and recreational vehicles; and electric motors and components, including AC and DC motors, blowers, gear motors and linear actuators for a wide variety of industrial and consumer applications across a broad range of industries.

About Regal Beloit Corporation

Regal Beloit Corporation is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world. Regal Beloit has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provision


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created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as "expects," "should," "may," "believes," "anticipates," "will," and other future tense and forward-looking terminology. Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to i) the outcome of the judicial restructuring of our Brazilian engine manufacturing subsidiary; ii) the success of our ongoing effort to bring costs in line with projected production levels and product mix; iii) our ability to reduce a substantial amount of costs in the Engine & Power Train group associated with excess capacity; iv) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; v) the ability of the Company to maintain adequate liquidity in total and within each foreign operation; vi) financial market changes, including fluctuations in interest rates and foreign currency exchange rates; vii) availability and cost of materials, particularly commodities, including steel, copper and aluminum, whose cost can be subject to significant variation; viii) weather conditions affecting demand for air conditioners, lawn and garden product, portable power generators and snow throwers; ix) the ultimate cost of resolving environmental and legal matters; x) changes in business conditions and the economy in general in both foreign and domestic markets; xi) potential political and economic factors that could adversely affect anticipated sales and production in Brazil; xii) potential political and economic factors that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xiii) the effect of terrorist activity and armed conflict; xiv) economic trend factors such as housing starts; xv) the effect of any business disruption caused by work stoppages initiated by organized labor unions; xvi) emerging governmental regulations; xvii) increased or unexpected warranty claims; xviii) actions of competitors; xix) our ability to profitably develop, manufacture and sell both new and existing products; and xx) the ongoing financial health of major customers. The forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:  Roy Winnick or Michael Freitag
           Kekst and Company
           212-521-4842 or 4896
           roy-winnick@kekst.com
           michael-freitag@kekst.com

           Teresa Hess
           Director, Investor Relations
           Tecumseh Products Company
           517-423-8455
           teresa.hess@tecumseh.com

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.

Tecumseh Products Company now offers media access to news releases via RSS. Please go to http://tecumseh.mediaroom.com to sign up for our RSS feeds.


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